Exhibit 4.1

THE CHEMOURS COMPANY,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of November 27, 2020

Senior Debt Securities

i

SECTION 7.13.	Limitations on Rights of Trustee as Creditor	53
SECTION 7.14.	Notice of Default	57
SECTION 7.15.	Appointment of Authenticating Agent	57

ARTICLE 8

CONCERNING THE SECURITYHOLDERS

SECTION 8.01.	Action by Securityholders	59
SECTION 8.02.	Proof of Execution by Securityholders	59
SECTION 8.03.	Who Are Deemed Absolute Owners	59
SECTION 8.04.	Company-Owned Securities Disregarded	60
SECTION 8.05.	Revocation of Consents; Future Securityholders Bound	60
SECTION 8.06.	Record Date	61

ARTICLE 9

[RESERVED]

ARTICLE 10

SUPPLEMENTAL INDENTURES

SECTION 10.01.	Supplemental Indentures without Consent of Securityholders	61
SECTION 10.02.	Supplemental Indentures with Consent of Holders	62
SECTION 10.03.	Effect of Supplemental Indentures	64
SECTION 10.04.	Notation on Securities	64

ARTICLE 11

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 11.01.	Company May Consolidate, etc., on Certain Terms	65
SECTION 11.02.	Successor Company Substituted	66
SECTION 11.03.	Opinion of Counsel and Officer’s Certificate to be Given Trustee	67

ARTICLE 12

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 12.01.	Discharge of Indenture	67
SECTION 12.02.	Deposited Moneys to be Held in Trust by Trustee	68
SECTION 12.03.	Paying Agent to Repay Moneys Held	68
SECTION 12.04.	Return of Unclaimed Moneys	68

INDENTURE, dated as of November 27, 2020, between The Chemours Company, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”, which term shall include any successor trustee appointed pursuant to Article 7 of this Indenture).

W I T N E S S E T H:

WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes securities (hereinafter called the “Securities”) evidencing its unsecured Indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Securities in one or more series, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, and to have such other terms as may from time to time be authorized in accordance with the terms of this Indenture; and

WHEREAS, all acts and things necessary to constitute this Indenture a valid and binding agreement of the Company, in accordance with its terms have been done and performed by the Company;

NOW, THEREFORE:

For and in consideration of the premises and the purchase of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree, for the benefit of each other and for the equal and ratable benefit of the holders of the Securities or of series thereof authenticated and delivered under this Indenture, as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Definitions.

The terms defined in this Section (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any supplemental indenture hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are by reference therein defined in the Securities Act shall have the meanings (except as herein otherwise expressly provided or unless the context otherwise requires) assigned to such terms in the Securities Act. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Attributable Debt” shall mean, with respect to any Sale/Leaseback Transaction, the present value (discounted at the interest rate implicit in the lease involved in such Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of: (1) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated); and (2) the Attributable Debt determined assuming no such termination.

“Board of Directors” or “Board” shall mean the Board of Directors of the Company or any duly authorized committee of such Board.

“Board Resolution” shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or by a committee acting under authority of or appointment by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” shall mean, unless otherwise specified in the terms of such Securities pursuant to Section 2.03(b), any weekday that is not a legal holiday in New York, New York, Wilmington, Delaware, Edison, New Jersey and/or any other Place of Payment of the Securities, and is not a date on which Federal or State banking institutions in such cities or such Place of Payment with respect to the Securities, are authorized or obligated by law, executive order or regulation to be closed.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use other than operating leases) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding any changes in GAAP after the date hereof, any lease of such Person at the time of its incurrence of such lease that would be characterized as an operating lease under GAAP in effect on the date hereof (whether such lease is entered into before or after the date hereof) shall not constitute a Capital Lease Obligation of such Person under the Indenture as a result of such changes in GAAP.

“Capital Stock” of any Person shall mean any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Clearstream” shall mean Clearstream Banking, societe anonyme, Luxembourg or any successor thereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission or any successor entity.

“Common Depositary” shall have the meaning set forth in Section 2.11 hereof.

“Company” shall mean the person named as the “Company” in the first paragraph of this instrument until a Successor Company shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such Successor Company.

“Company Request,” “Company Order” and “Company Consent” mean, respectively, a written request, order or consent signed in the name of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary and delivered to the Trustee.

“Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of April 3, 2018, by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto, as such agreement may be amended, modified, supplemented, restated, extended, renewed, refinanced, replaced or substituted from time to time in one or more agreements or instruments (in each case with the same or new lenders, investors, purchasers or other debtholders), including pursuant to any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder.

“Default” shall mean any event that is, or after notice or passage of time or both would be, an Event of Default.

“Dollar” or “$” shall mean a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Euroclear” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor thereto.

“Event of Default” shall have the meaning specified in Article 6.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in: (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (2) statements and pronouncements of the Financial Accounting Standards Board; (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and (4) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

“Hedging Obligations” shall mean obligations under: (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices.

“holder,” “holder of Securities,” “securityholder” or other similar term shall mean the person in whose name such Security is registered in the Security Register kept by the Company for that purpose, in accordance with the terms hereof.

“Indebtedness” shall mean, with respect to any Person on any date of determination (without duplication): (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable (other than letters of credit issued in respect of trade payables); (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business); (4) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments; provided that such obligations shall not constitute Indebtedness except to the extent drawn upon or presented and not paid within 10 business days; (5) all guarantees by such Person of obligations of the type referred to in clauses (1) through (4); and (6) all obligations of the type referred to in clauses (1) through (5) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured.

The amount of Indebtedness of any Person will be deemed to be: (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; (B) with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Indebtedness; (C) with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness; (D) with respect to any Hedging Obligation, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person; and (E) otherwise, the outstanding principal amount thereof.

“Indenture” shall mean this instrument as originally executed and delivered or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including without limitation, the forms and terms of particular series of Securities established as contemplated by Article 2.

“Lien” shall mean any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement or any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Officer’s Certificate” shall mean a certificate signed on behalf of the Company by an Officer of the Company and delivered to the Trustee.

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be internal counsel to the Company and who shall be satisfactory to the Trustee, or who may be other counsel satisfactory to the Trustee.

“Original Issue Discount Securities” shall mean any Securities which are initially sold at a discount from the principal amount thereof and which provide upon an Event of Default for declaration of an amount less than the principal amount thereof to be due and payable upon acceleration thereof.

“Outstanding” or “outstanding,” when used with reference to Securities, shall, subject to the provisions of Section 7.08, Section 8.01 and Section 8.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated and held in trust by the Company (if the Company shall act as its own paying agent) for the holders of such Securities; provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article 3, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c) Securities that have been defeased pursuant to Section 14.02 hereof; and

(d) Securities that have been paid pursuant to Section 2.09, or Securities in exchange for, in lieu of and in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Securities are held by bona fide holders in due course.

“Periodic Offering” shall mean an offering of Securities of a series, from time to time, the specific terms of which (including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the maturity date or dates thereof and the redemption provisions, if any, with respect thereto) are to be determined by the Company upon the issuance of such Securities.

“Person” or “person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any series, shall mean the place or places where, subject to the provisions of Section 4.02, the principal of (and premium, if any, on) and any interest on the Securities of that series are payable as specified as contemplated by Section 2.03(b).

“record date” as used with respect to any interest payment date shall have the meaning specified in Section 2.05.

“Registered Security” shall mean any Security established pursuant to Section 2.01 and Section 2.03(b) which is registered on the Security Register of the Company.

“Responsible Officer,” when used with respect to the Trustee, shall mean any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee), including any Vice President, Assistant Vice President, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of the Indenture.

“Restricted Subsidiary” shall mean any Subsidiary of the Company that is not an Unrestricted Subsidiary. Upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be a Restricted Subsidiary.

“Sale/Leaseback Transaction” shall mean an arrangement relating to real or tangible personal property owned by the Company or a Restricted Subsidiary on the date hereof or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary sells or otherwise transfers such property to a Person and the Company or a Restricted Subsidiary thereafter rents or leases it for substantially the same purpose or purposes as the property sold or transferred from such Person.

“Securities” shall have the meaning set forth in the preamble of this Indenture.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Register” and “Security Registrar” shall have the respective meanings set forth in Section 2.07(a) hereof.

“Stated Maturity” shall mean, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Successor Company” shall have the meaning set forth in Section 11.01(a).

“Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by: (1) such Person; (2) such Person and one or more Subsidiaries of such Person; or (3) one or more Subsidiaries of such Person. Unless otherwise specified or the context shall otherwise require, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantee” shall mean any guarantee of the Company’s obligations under this Indenture and the Securities Outstanding by a Subsidiary Guarantor pursuant to the terms of a supplemental indenture hereto.

“Subsidiary Guarantor” shall mean each Subsidiary of the Company that executes a supplemental indenture hereto, as set forth in Section 2.03, as a guarantor and each other Subsidiary of the Company that thereafter guarantees any Securities pursuant to the terms of the Indenture.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, as in force at the date of this Indenture as originally executed, except as otherwise provided in this Indenture.

“Trustee” shall mean the person identified as “Trustee” in the first paragraph of this Indenture until the acceptance of appointment of a successor trustee pursuant to the provisions of Article 7, and thereafter shall mean such successor trustee.

“U.S. Depositary” shall mean, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more permanent global Securities, the person designated as U.S. Depositary by the Company pursuant to Section 2.03(b), which must be a clearing agency registered under the Exchange Act, until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Depositary” shall mean or include each person who is then a U.S. Depositary hereunder, and if at any time there is more than one such person, “U.S. Depositary” as used with respect to the Securities of any series shall mean the U.S. Depositary with respect to the Securities of such series.

“Unrestricted Subsidiary” shall mean any Subsidiary that has been designated as an “Unrestricted Subsidiary” pursuant to, and in accordance with (i) the Credit Agreement (as in effect on the date hereof) or (ii) any amendment, modification, supplement, restatement, extension, renewal, refinancing, replacement or substitution thereof that provides the Company with similar rights to designate Subsidiaries as “unrestricted”, in each case, for so long as such Credit Agreement remains in effect and such Subsidiary is so designated thereunder. If there are one or more Unrestricted Subsidiaries under the Indenture and any such Unrestricted Subsidiary ceases to be an “Unrestricted Subsidiary” under any such Credit Agreement (whether by termination of such Credit Agreement, re-designation of such Subsidiary or otherwise), such Subsidiary shall automatically become a Restricted Subsidiary under the Indenture.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Stock” of a Person shall mean all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

ARTICLE 2

ISSUE, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

SECTION 2.01. Amount Unlimited; Issuable in Series.

Upon the execution of this Indenture, or from time to time thereafter, Securities up to the aggregate principal amount and containing terms and conditions from time to time authorized by or pursuant to a Board Resolution, or in a supplemental indenture hereto, as set forth in Section 2.03, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Securities to or upon Company Order, without any further action by the Company but subject to the provisions of Section 2.03, or in a supplemental indenture hereto, as set forth in Section 2.03.

The Securities may be issued in one or more series. The aggregate principal amount of Securities of all series that may be authenticated and delivered and outstanding under this Indenture is not limited. The Securities of a particular series may be issued up to the aggregate principal amount of Securities for such series from time to time authorized by or pursuant to a Board Resolution.

SECTION 2.02. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

[Form of Trustee’s Certificate of Authentication]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

SECTION 2.03. Form of Securities Generally; Establishment of Terms of Series.

(a) The Registered Securities of each series, the temporary global Securities of each series, if any, and the permanent global Securities of each series, if any, shall be in the forms established from time to time in or pursuant to one or more Board Resolutions (and, to the extent established pursuant to rather than set forth in one or more Board Resolutions, in an Officer’s Certificate (to which shall be attached true and correct copies of the relevant Board Resolution(s)) detailing such establishment) or established in a supplemental indenture hereto.

The Securities may be issued in typewritten, printed or engraved form with such letters, numbers or other marks of identification or designation (including “CUSIP” numbers, if then generally in use) and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

(b) At or prior to the initial issuance of Securities of any series, the particular terms of Securities of such series shall be established in or pursuant to one or more Board Resolutions (and to the extent established pursuant to rather than set forth in one or more Board Resolutions, in an Officer’s Certificate (to which shall be attached true and correct copies of the relevant Board Resolutions(s)) detailing such establishment) or established in a supplemental indenture hereto, including the following:

(1) the designation of the particular series (which shall distinguish such series from all other series);

(2) the aggregate principal amount of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to this Indenture and except for any Securities which, pursuant to Section 2.06, are deemed never to have been authenticated and delivered hereunder);

(3) whether Securities of the series are to be issuable as Registered Securities, Securities in bearer form (with or without coupons) or both, whether any Securities of the series are to be issuable initially in temporary global form with or without coupons and, if so, the name of the Common Depositary with respect to any such temporary global Security, and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.06 and the name of the Common Depositary or the U.S. Depositary with respect to any such permanent global Security;

(4) the date as of which any temporary Security in global form representing Outstanding Securities of such series shall be dated, if other than the date of original issuance of the first Securities of the series to be issued;

(5) the person to whom any interest on any Registered Security of the series shall be payable, if other than the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global Security on an interest payment date will be paid if other than in the manner provided in Section 2.08 and the extent to which, or the manner in which, any interest payable on a permanent global Security on an interest payment date will be paid;

(6) the date or dates on which the principal of the Securities of such series is payable;

(7) the rate or rates, and if applicable the method used to determine the rate, at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable on any Registered Securities on any interest payment date;

(8) the place or places at which, subject to the provisions of Section 4.02, the principal of (and premium, if any, on) and any interest on Securities of such series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(9) the obligation, if any, of the Company to redeem or purchase Securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be so redeemed or purchased, in whole or in part;

(10) if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Registered Securities of such series shall be issuable;

(11) if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the maturity thereof;

(12) the currency, currencies or currency units in which payment of the principal of (and premium, if any, on) and any interest on any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 1.01;

(13) if the principal of (and premium, if any, on) or any interest on the Securities of the series are to be payable, at the election of the Company or a holder thereof, in one or more currencies or currency units, other than that or those in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any, on) and any interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(14) if the amount of payments of principal of (and premium, if any, on) or any interest on the Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(15) whether the Securities will be issued in book-entry only form;

(16) any interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such series;

(17) if either or both of Sections 14.02 and 14.03 do not apply to the Securities of the series;

(18) whether and under what circumstances the Company will pay additional amounts in respect of any series of Securities and whether the Company has the option to redeem such Securities rather than pay such additional amounts;

(19) any provisions relating to the extension of maturity of, or the renewal of, Securities of such series, or the conversion of Securities of such series into other securities of the Company;

(20) any provisions relating to the purchase or redemption of all or any portion of a tranche or series of Securities, including the period of notice required to redeem those Securities; and

(21) any other terms of the Securities or provisions relating to the payment of principal, premium (if any) or interest thereon, including, but not limited to, whether such Securities are issuable at a discount or premium, as amortizable Securities, and if payable in, convertible or exchangeable for commodities or for the securities of the Company or any third party.

All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution or Officer’s Certificate referred to above or as set forth in a supplemental indenture hereto, and, unless otherwise provided, the authorized principal amount of any series may be increased to provide for issuances of additional Securities of such series. If so provided by or pursuant to the Board Resolution or Officer’s Certificate or supplemental indenture referred to above, the terms of such Securities to be issued from time to time may be determined as set forth in such Board Resolution, Officer’s Certificate or supplemental indenture, as the case may be. All Securities of any one series shall be substantially identical except as to denomination, date of issuance, issue price, interest rate, amount of interest payable on the first interest payment date, maturity and other similar terms and except as may be provided otherwise by or pursuant to such Board Resolution, Officer’s Certificate or supplemental indenture.

SECTION 2.04. Securities in Global Form.

If Securities of a series are issuable in global form, as specified as contemplated by Section 2.03(b), then, notwithstanding clause (10) of Section 2.03(b) and the provisions of Section 2.05, any such Security in global form shall represent such of the Securities of such series Outstanding as shall be specified therein, and any such Security in global form may provide that it shall represent the aggregate amount of Securities Outstanding from time to time endorsed thereon and that the aggregate amount of Securities Outstanding represented thereby may from time to time be reduced to reflect any exchanges of beneficial interests in such Security in global form for Securities of such series as contemplated herein. Any endorsement of a Security in global form to reflect the amount, or any decrease in the amount, of Securities Outstanding represented thereby shall be made by the Trustee or the Security Registrar in such manner and upon instructions given by such person or persons as shall be specified in such Security in global form or in the Company Order to be delivered to the Trustee pursuant to Section 2.06 or Section 2.08. Subject to the provisions of Section 2.06 and, if applicable, Section 2.08, the Trustee or the Security Registrar shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the person or persons specified in such Security in global form or in the applicable Company Order. If a Company Order pursuant to Section 2.06 or Section 2.08 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not be represented by a Company Order and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 2.06 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee or the Security Registrar the Security in global form together with written instructions (which need not be represented by a Company Order and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 2.06.

Notwithstanding the provisions of Section 2.05, unless otherwise specified as contemplated by Section 2.03(b), payment of principal of and any premium and interest on any Security in permanent global form shall be made to the persons or persons specified therein.

SECTION 2.05. Denominations; Record Date; Payment of Interest.

(a) Unless otherwise provided as contemplated by Section 2.03(b) with respect to any series of Securities, any Registered Securities of a series shall be issuable without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(b) The term “record date” as used with respect to an interest payment date for any series of a Registered Security shall mean such day or days as shall be specified as contemplated by Section 2.03(b); provided, however, that in the absence of any such provisions with respect to any series, such term shall mean (1) the last day of the calendar month next preceding such interest payment date if such interest payment date is the 15th day of a calendar month; or (2) the 15th day of a calendar month next preceding such interest payment date if such interest payment date is the first day of the calendar month.

Unless otherwise provided as contemplated by Section 2.03(b) with respect to any series of Securities, the person in whose name any Registered Security is registered at the close of business on the record date with respect to an interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Security upon any registration of transfer or exchange thereof subsequent to such record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Securities are registered on a subsequent record date established by notice given to the extent and in the manner set forth in Section 15.04 by or on behalf of the Company to the holders of Securities of the series in default not less than 15 days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest, or in any other lawful manner acceptable to the Trustee.

(c) Unless otherwise specified by Board Resolution or Company Order for a particular series of Securities, the principal of, redemption premium, if any, on and interest, if any, on the Securities of any series shall be payable at the office or agency of the Company maintained pursuant to Section 4.02 in a Place of Payment for such series; provided, however, that, at the option of the Company, payment of interest with respect to a Registered Security may be paid by check mailed to the holders of the Registered Securities entitled thereto at their last addresses as they appear on the Security Register.

SECTION 2.06. Execution, Authentication, Delivery and Dating of Securities.

The Securities shall be signed on behalf of the Company by its Chairman of the Board, its President, one of its Vice Presidents or its Treasurer and attested by its Secretary or one of its Assistant Secretaries. Such signatures may be the manual or facsimile signatures of such then current officers.

Any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer. Securities bearing the manual or facsimile signatures of individuals who were, at the actual date of the execution of such Security, the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities, or did not hold such offices at the date of such Securities.

Upon the execution and delivery of this Indenture, the Company shall deliver to the Trustee an Officer’s Certificate as to the incumbency and specimen signatures of officers authorized to execute and deliver the Securities and give instructions under this Section and, as long as Securities are Outstanding under this Indenture, shall deliver a similar Officer’s Certificate each year on the anniversary of the date of the first such Officer’s Certificate. The Trustee may conclusively rely on the documents delivered pursuant to this Section (unless revoked by superseding comparable documents) and Section 2.03 hereof as to the authorization of the Board of Directors of any Securities delivered hereunder, and the form and terms thereof, and as to the authority of the instructing officers referred to in this Section so to act.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in an unlimited aggregate principal amount upon receipt by the Trustee of a Company Order; provided, however, that with respect to Securities of a series subject to a Periodic Offering, (a) such Company Order may be delivered to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order, (c) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series shall be determined by Company Order or pursuant to such procedures, and (d) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing.

Prior to the issuance of a Security of any new series, and the authentication thereof by the Trustee, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in conclusively relying on:

(i) The Board Resolution or Officer’s Certificate or supplemental indenture hereto establishing the terms and the form of the Securities of that series pursuant to Sections 2.01 and 2.03;

(ii) An Officer’s Certificate and Opinion of Counsel stating that:

(A) the form of such Securities has been duly authorized by the Company and has been established in conformity with the provisions of this Indenture and the related Board Resolution or Officer’s Certificate or supplemental indenture hereto;

(B) the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture and the related Board Resolution or Officer’s Certificate or supplemental indenture hereto;

(C) such Securities, when authenticated and delivered by the Trustee in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and the related Board Resolution or Officer’s Certificate or supplemental indenture hereto, and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture and the related Board Resolution or Officer’s Certificate or supplemental indenture hereto, and enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of creditors rights, including, without limitation, bankruptcy and insolvency laws and to general principles of equity;

(D) all laws and requirements in respect of the execution and delivery by the Company, and authentication and delivery by the Trustee, of such Securities have been complied with, including without limitation satisfaction and compliance with all conditions precedent under the Indenture and related Board Resolution or Officer’s Certificate or supplemental indenture hereto; and

(E) the Officer’s Certificate shall also state that no Event of Default with respect to any of the Securities shall have occurred and be continuing or would be caused by such additional issuance.

If the authentication and delivery relates to a new series of Securities created by a supplemental indenture hereto, such Officer’s Certificate and Opinion of Counsel shall also state that all conditions precedent to the execution of the supplemental indenture with respect to that series of Securities have been complied with, the Company has the power to execute and deliver such supplemental indenture and has taken all necessary action for those purposes and any such supplemental indenture has been executed and delivered and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to this Section in connection with the first authentication of Securities of such series unless and until such Opinion of Counsel or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

Each Registered Security shall be dated the date of its authentication except as otherwise provided by Board Resolution or Officer’s Certificate or supplemental indenture hereto.

The aggregate principal amount of Securities of any series outstanding at any time may not exceed any limit upon the maximum principal amount for such series set forth in or pursuant to the Board Resolution or Officer’s Certificate or supplemental indenture hereto delivered pursuant to Section 2.03, except as provided in Section 2.08.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security, a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.09 together with a written statement stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 2.07. Exchange and Registration of Transfer of Securities.

(a) The Company shall keep, at an office or agency to be designated and maintained by the Company in accordance with Section 4.02 (as such, a “Security Registrar”), registry books (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register Registered Securities and shall register the transfer of Registered Securities of each such series as provided in this Article 2. Such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such Security Register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Registered Security of a particular series at such office or agency maintained pursuant to Section 4.02 for such purpose in a Place of Payment, the Company shall execute and register and the Trustee shall authenticate and make available for delivery in the name of the transferee or transferees a new Registered Security or Registered Securities of such series of any authorized denominations and for an equal aggregate principal amount and tenor.

(b) At the option of the holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denominations and of an equal aggregate principal amount and tenor. Registered Securities to be exchanged shall be surrendered at any such office or agency maintained pursuant to Section 4.02 for such purpose in a Place of Payment, and the Company shall execute and register and the Trustee shall authenticate and make available for delivery in exchange therefor the Security or Securities that the securityholder making the exchange shall be entitled to receive.

(c) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

All Registered Securities presented for registration of transfer or for exchange, redemption or payment, as the case may be, shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee or the Security Registrar duly executed by, the holder thereof or his or her attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to the terms of this Indenture not involving any transfer.

The Company shall not be required (1) to issue, to exchange or register the transfer of Securities of any series to be redeemed for a period of 15 days next preceding any selection of such Securities to be redeemed, or (2) to exchange or register the transfer of any Registered Security so selected, called or being called for redemption, except in the case of any such series to be redeemed in part the portion thereof not to be so redeemed.

(d) Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 2.03(b), any permanent global Security shall be exchangeable pursuant to this Section only as provided in this paragraph. If the beneficial owners of interests in a permanent global Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 2.03(b), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee or the Security Registrar definitive Securities of that series in aggregate principal amount equal to the principal amount of such permanent global Security executed by the Company. On or after the earliest date on which such interests may be so exchanged, in accordance with instructions given by the Company to the Trustee or the Security Registrar and the Common Depositary or the U.S. Depositary, as the case may be (which instructions shall be in writing), such permanent global Security shall be surrendered from time to time by the Common Depositary or the U.S. Depositary, as the case may be, or such other depositary or Common Depositary or U.S. Depositary, as the case may be, as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, or to the Security Registrar, to be exchanged, in whole or in part, for definitive Securities of the same series without charge and the Trustee shall authenticate and make available for delivery in accordance with such instructions, in exchange for each portion of such permanent global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which shall be in the form of Registered Securities; provided, however, that no such exchanges may occur for a period of 15 days next preceding any selection of Securities of that series and of like tenor for redemption. Promptly following any such exchange in part, such permanent global Security should be returned by the Trustee or the Security Registrar to the Common Depositary or the U.S. Depositary, as the case may be, or such other depositary or Common Depositary or U.S. Depositary referred to above in accordance with the instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any record date and before the opening of business at such office or agency on the relevant interest payment date, or (ii) any special record date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest as provided in Section 2.05, interest or defaulted interest, as the case may be, will not be payable on such interest payment date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such interest payment date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

(e) In connection with any proposed transfer outside the Book Entry Only system, the Company or the Common Depositary or U.S. Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

SECTION 2.08. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall, upon Company Order, authenticate and make available for delivery, temporary Securities of such series (typewritten, printed, lithographed or otherwise produced). Such temporary Securities, in any authorized denominations, shall be substantially in the form of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more or without coupons, in the form approved from time to time by or pursuant to a Board Resolution but with such omissions, insertions, substitutions and other variations as may be appropriate for temporary Securities, all as may be determined by the Company, but not inconsistent with the terms of this Indenture or any provision of applicable law.

Except in the case of temporary Securities in global form (which shall be exchanged as hereinafter provided), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 4.02 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like aggregate principal amount of definitive Securities of the same series and of like tenor of authorized denominations. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder.

Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

SECTION 2.09. Mutilated, Destroyed, Lost or Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall, subject to the following paragraph, execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.10. Cancellation.

All Securities surrendered for payment, redemption, exchange or registration of transfer or for credit against any sinking fund payment, as the case may be, shall, if surrendered to the Company or any agent of the Company or of the Trustee, be delivered to the Trustee. All Registered Securities so delivered shall be promptly cancelled by the Trustee. The Company may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section except as expressly provided by this Indenture. Any cancelled Securities held by the Trustee may be held or disposed of by the Trustee in accordance with its standard retention or disposal policy as in effect at the time.

SECTION 2.11. Book-Entry Only System.

If specified by the Company pursuant to Section 2.03(b) with respect to Securities represented by a Security in global form, a series of Securities may be issued initially in book-entry only form and, if issued in such form, shall be represented by one or more Securities in global form registered in the name of the U.S. Depositary, or a common depositary for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (the “Common Depositary”), or other depositary designated with respect thereto. So long as such system of registration is in effect, (a) Securities of such series so issued in book-entry only form will not be issuable in the form of or exchangeable for Securities in certificated or definitive registered form, (b) the records of the U.S. Depositary or Common Depositary or such other depositary will be determinative for all purposes and (c) neither the Company, the Trustee nor any paying agent, Security Registrar or transfer agent for such

Securities will have any responsibility or liability for (i) any aspect of the records relating to or payments made on account of owners of beneficial interests in the Securities of such series, (ii) maintaining, supervising or reviewing any records relating to such beneficial interests, (iii) receipt of notices, voting and requesting or directing the Trustee to take, or not to take, or consenting to, certain actions hereunder, or (iv) the records and procedures of the U.S. Depositary or Common Depositary, or such other depositary, as the case may be.

ARTICLE 3

REDEMPTION OF SECURITIES

SECTION 3.01. Redemption of Securities; Applicability of Section.

Redemption of Securities of any series as permitted or required by the terms thereof shall be made in accordance with the terms of such Securities as specified pursuant to Section 2.03(b) hereof and this Article; provided, however, that if any provision of any series of Securities shall conflict with any provision of this Article, the provision of such series of Securities shall govern.

SECTION 3.02. Notice of Redemption; Selection of Securities.

In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of a series of Securities pursuant to Section 3.01, it shall fix a date for redemption. Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company, or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Company or the Trustee, as the case may be, shall give notice of such redemption, in the manner and to the extent set forth in Section 15.04, on that date prior to the date fixed for a redemption to the holders of such Securities so to be redeemed, as a whole or in part, (a) as set forth in Board Resolutions, Officer’s Certificate or supplemental indenture, as described in Section 2.03(b), or (b) as determined by the Chief Executive Officer, the Chief Financial Officer, any Senior or other Vice President or the Treasurer of the Company (each, an “Authorized Officer”) and evidenced by the preparation of an offering document or an Officer’s Certificate specifying the period of notice of such redemption. If the Board Resolutions, Officer’s Certificate, supplemental indenture or an Authorized Officer do not specify a period of notice of such redemption, the Company or the Trustee, as the case may be, shall give notice of such redemption, in the manner and to the extent set forth in Section 15.04, at least 10 Business Days and not more than 60 calendar days prior to the date fixed for a redemption to the holders of such Securities so to be redeemed as a whole or in part. Notice given in such manner shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice or any defect in the notice to the holder of any such Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other such Security. If the Company requests the Trustee to give any notice of redemption, it shall make such request in the form of an Officer’s Certificate at least ten days prior to the designated date for delivering such notice, unless a shorter period is satisfactory to the Trustee.

Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which such Securities are to be redeemed, the CUSIP numbers of such Securities, the Place of Payment where such Securities maturing after the date of redemption are to be surrendered for payment of the redemption prices, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue, and that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN or Common Code number, if any, listed in such notice or printed on the Securities. If less than all of a series is to be redeemed, the notice of redemption shall specify the numbers of the Securities to be redeemed. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, upon surrender of such Security, a new Security or Securities of the same series in principal amount equal to the unredeemed portion thereof will be issued.

On or before the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit in trust with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Securities or portions of Securities so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption. If less than all of a series of Securities is to be redeemed, the Company will give the Trustee adequate written notice at least 45 days in advance (unless a shorter notice shall be satisfactory to the Trustee) as to the aggregate principal amount of Securities to be redeemed.

If less than all the Securities of a series are to be redeemed, the Trustee shall select, pro rata or by lot in accordance with its customary procedures or applicable procedures of the U.S. Depositary or the Common Depositary, as applicable, not more than 60 days prior to the date of redemption, the numbers of such Securities Outstanding not previously called for redemption, to be redeemed in whole or in part. The portion of principal of Securities so selected for partial redemption shall be equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof. The Trustee shall promptly notify the Company of the Securities to be redeemed. If, however, less than all the Securities of a series having differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities of such series to be redeemed and shall notify the Trustee in writing at least 45 days prior to the relevant redemption date.

SECTION 3.03. Payment of Securities Called for Redemption.

If notice of redemption has been given as above provided, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on such Securities or portions of Securities so called for redemption shall cease to accrue. On presentation and surrender of such Securities subject to redemption at the Place of Payment and in the manner specified in such notice, and maturing after the date specified in such notice for redemption, such Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, however, that unless otherwise specified as contemplated by Section 2.03(b), installments of interest on Registered Securities whose stated maturity date is on or prior to the date of redemption shall be payable to the holders of such Registered Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 2.05.

At the option of the Company, payment with respect to Registered Securities may be made by check to the holders of such Securities or other persons entitled thereto against presentation and surrender of such Securities.

Any Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or such holder’s attorney duly authorized in writing), and upon such presentation, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the principal of the Security so presented. If a temporary global Security or permanent global Security is so surrendered, such new Security so issued shall be a new temporary global Security or permanent global Security, respectively.

SECTION 3.04. Redemption Suspended During Event of Default.

The Trustee shall not redeem any Securities (unless all Securities then outstanding are to be redeemed) or commence the giving of any notice or redemption of Securities during the continuance of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge or notice, except that where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem such Securities, provided funds are deposited with it for such purpose. Except as aforesaid, any moneys theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be held in trust for the benefit of the securityholders and applied in the manner set forth in Section 6.06; provided, however, that in case such Event of Default shall have been waived as provided herein or otherwise cured, such moneys shall thereafter be held and applied in accordance with the provisions of this Article.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

SECTION 4.01. Payment of Principal, Premium and Interest.

The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any, on) and any interest on each of the Securities of a series at the place, at the respective times and in the manner provided in the terms of the Securities and this Indenture.

SECTION 4.02. Offices for Notices and Payments, etc.

The Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

The Company will give to the Trustee notice of the location of each such office or agency and of any change in the location thereof. In case the Company shall fail to maintain any such office or agency as required, or shall fail to give such notice of the location or of any change in the location thereof, presentations and surrenders of Securities of that series may be made and notices and demands may be served at the principal corporate trust office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee and the holders of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the principal corporate trust office of U.S. Bank National Association as the office of the Company in Edison, New Jersey, where Registered Securities may be presented for payment, for registration of transfer and for exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served.

SECTION 4.03. Provisions as to Paying Agent.

(a) Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee and notify the securityholders of the applicable series of such appointment, subject to the provisions of this Section:

(1) that it will hold sums held by it as such agent for the payment of the principal of (and premium, if any, on) or any interest on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided and will notify the Trustee of the receipt of sums to be so held;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of (or premium, if any, on) or any interest on the Securities of such series when the same shall be due and payable;

(3) that at any time when any such failure has occurred and is continuing, it will, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

(4) comply with all requirements of the Internal Revenue Code of 1986, as amended from time to time with respect to the withholding from any payments made by it on any Securities of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of (and premium, if any) or any interest on the Securities of any series, set aside, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or any interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided. The Company will promptly notify the Trustee of any failure to take such action.

(c) Whenever the Company shall have one or more paying agents with respect to a series of Securities, it will, on or prior to each due date of the principal of (and premium, if any, on) or any interest on, any Securities, deposit with a paying agent a sum sufficient to pay the principal (and premium, if any) or any interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(d) Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such series by it or any paying agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money. The Trustee shall have no liability for the actions or omissions of any other paying agent.

(e) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 12.03 and 12.04.

SECTION 4.04. Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ending in the year during which the first series of Securities is issued hereunder (but in no event more than one year from the issuance of the first series hereunder), a written statement signed by the Treasurer, principal financial officer or principal accounting officer of the Company, stating, as to such signer thereof, that:

(a) a review of the activities of the Company during such year and of performance under this Indenture has been made under his or her supervision; and

(b) to the best of his or her knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him or her and the nature and status thereof.

SECTION 4.05. Corporate Existence.

Subject to the provisions of Article 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and the corporate existence and rights (charter and statutory) and franchises of its subsidiaries; provided, however, that the Company shall not be required to, or to cause any subsidiary to, preserve any right or franchise or to keep in full force and effect the corporate existence of any subsidiary if the Company shall determine that the keeping in existence or preservation thereof is no longer desirable in or consistent with the conduct of the business of the Company.

SECTION 4.06. Waiver of Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth herein if before or after the time for such compliance the holders of a majority in principal amount of the Securities of all series affected thereby then Outstanding shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 4.07. Notice of Default.

The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within 30 days of its becoming aware of any such Default or Event of Default, and include in such notice any action the Company is taking or proposes to take in respect thereof.

ARTICLE 5

SECURITYHOLDER LISTS AND REPORTS BY THE TRUSTEE

SECTION 5.01. Securityholder Lists.

The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee (1) semiannually, not later than January 15 and July 15 in each year, when any Securities of a series are Outstanding, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the holders of such Registered Securities as of such date, and (2) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the holders of Registered Securities of a particular series specified by the Trustee as of a date not more than 15 days prior to the time such information is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar with respect to such series, such list shall not be required to be furnished.

SECTION 5.02. Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Securities contained in the most recent list furnished to it as provided in Section 5.01 or received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) In case three or more holders of Securities of a series (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities of a particular series (in which case the applicants must hold Securities of such series) or with holders of all Securities with respect to their rights under this Indenture or under such Securities and it is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

(ii) inform such applicants as to the approximate number of holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section and as to the approximate cost of mailing to such securityholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each securityholder of such series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Securities of such series or all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be deemed to be in violation of any law or shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

SECTION 5.03. [Reserved].

SECTION 5.04. Reports by the Trustee.

(a) On or before May 15 of each year after the date hereof, so long as any Securities are outstanding hereunder and if there has been any change in the following, the Trustee shall transmit to the securityholders, as provided in subsection (c) of this Section, in accordance with and to the extent required by Section 3.13(a) of the Securities Act, a brief report dated as of the preceding May 15, with respect to:

(1) any change to its eligibility under Section 7.09, and its qualification under Section 7.08;

(2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Section 7.08(c);

(3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a Lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one percent (0.5%) of the principal amount of the Securities for any series Outstanding on the date of such report;

(4) any change to the amount, interest rate and maturity date of all other Indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except as Indebtedness based upon a creditor relationship arising in any manner described in paragraph (2), (3), (4), or (6) of subsection (b) of Section 7.13;

(5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

(6) any additional issue of Securities that it has not previously reported; and

(7) any action taken by the Trustee in the performance of its duties under this Indenture that it has not previously reported and that in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 7.14.

(b) The Trustee shall transmit to the holders of Securities of any series, as provided in subsection (c) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a Lien or charge prior to that of the Securities of any series on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection (b), except that the Trustee for each series shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of Securities for such series Outstanding at such time, such report to be transmitted within 90 days after such time.

(c) Reports pursuant to this Section shall be transmitted by mail:

(1) to all holders of Registered Securities, as the names and addresses of such holders appear in the Security Register; and

(2) to all holders of Securities whose names and addresses are at that time preserved by the Trustee, as provided in 5.02(a).

(d) A copy of each such report shall, at the time of such transmission to holders of Securities, be filed by the Trustee with each stock exchange upon which the Securities are listed and also with the Commission and the Company. The Company agrees to promptly notify the Trustee when and as the Securities become listed on any stock exchange.

ARTICLE 6

REMEDIES

SECTION 6.01. Events of Default; Acceleration of Maturity.

In case one or more of the following Events of Default with respect to a particular series shall have occurred and be continuing:

(a) default in the payment of the principal of (or premium, if any, on) any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

(b) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities or in this Indenture contained for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities affected thereby at the time Outstanding; or

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(f) a Default under the Credit Agreement (as defined therein);

then, if an Event of Default described in clause (a), (b) or (c) shall have occurred and be continuing, and in each and every such case, unless the principal amount of all the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of all series affected thereby then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by securityholders) may declare the principal amount of all the Securities (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) affected thereby to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding, or, if an Event of Default described in clause (d) or (e) shall have occurred and be continuing, and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (voting as one class), by notice in writing to the Company (and to the Trustee if given by securityholders), may declare the principal of all the Securities (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

SECTION 6.02. Rescission and Annulment.

The provisions in Section 6.01 are subject to the condition that if, at any time after the principal of the Securities of any one or more of all series, as the case may be, shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series or of all the Securities, as the case may be, and the principal of (and premium, if any, on) all Securities of such series or of all the Securities, as the case may be (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities), which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any) and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities of such series or all Securities, as the case may be (or, with respect to Original Issue Discount Securities, at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption or acceleration of such series, as the case may be), to the date of such payment or deposit, and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its gross negligence or willful misconduct, and any and all defaults under the Indenture, other than the non-payment of the principal of Securities, which shall have become due by acceleration, shall have been remedied; then and in every such case the holders of a majority in aggregate principal amount of the Securities of such series (or of all the Securities, as the case may be) then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to that series or with respect to all Securities, as the case may be in such case, treated as a single class and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the securityholders, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the securityholders, as the case may be, shall continue as though no such proceedings had been taken.

SECTION 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal or premium, if any, of any Security at the maturity thereof, including any maturity occurring by reason of a call for redemption or otherwise,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Securities, the whole amount that shall have become due and payable on such Securities for principal or premium, if any, and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by such Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the securityholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04. Trustee May File Proofs of Claim.

In the case of the pendency of a receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of principal and premium, if any, and any interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the holders of Securities allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each holder of Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the holders of the Securities may be entitled to receive in such proceedings, whether in liquidation or under any plan or reorganization or arrangements or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of the holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder of a Security in any such proceeding.

SECTION 6.05. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Securities in respect of which such judgment has been recovered.

SECTION 6.06. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or any interest, upon presentation of the Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due hereunder to the Trustee acting in any capacity hereunder;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal of and premium, if any, and any interest on the Securities, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities, for principal and any interest, respectively; and

THIRD: To the Company or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

SECTION 6.07. Limitation on Suits.

No holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the holders of at least 30% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such holder or holders have offered to the Trustee indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more such holders of Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such holders of Securities or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such holders of Securities.

SECTION 6.08. Unconditional Right of Securityholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Sections 2.05 and 3.02) any interest on such Security on the respective stated maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

SECTION 6.09. Restoration of Rights and Remedies.

If the Trustee or any holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every such case the Company, the Trustee and the holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the holders shall continue as though no such proceeding has been instituted.

SECTION 6.10. Rights and Remedies Cumulative.

Except as provided in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any holder of any Security to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Securities, as the case may be.

SECTION 6.12. Control by Securityholders.

The holders of a majority in principal amount of Outstanding Securities of each series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(1) such direction shall not be in conflict with any statute, rule of law or with this Indenture, shall not unduly prejudice the rights of any other holder of Securities (as determined by the Trustee) and could not involve the Indenture Trustee in personal liability in circumstances where indemnity would not, in the Indenture Trustee’s sole discretion, be adequate;

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3) prior to taking any such action hereunder, the Trustee shall be entitled to indemnification satisfactory to it against all fees, losses, liabilities and expenses (including attorney’s fees and expenses) caused by or that might be caused by taking or not taking such action.

Upon receipt by the Trustee of any such direction with respect to Securities of a series all or part of which is represented by a temporary global Security or a permanent global Security, the Trustee shall establish a record date for determining holders of Outstanding Securities of such series entitled to join in such direction, which record date shall be at the close of business on the day the Trustee receives such direction. The holders on such record date, or their duly designated proxies, and only such persons, shall be entitled to join in such direction, whether or not such holders remain holders after such record date, provided that, unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a holder, or a proxy of a holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.12.

Notwithstanding the rights of holders of Outstanding Securities set forth in this Section 6.12, subject to Section 7.01, the Trustee need not take any action that it determines, in its sole discretion, might involve it in liability or cause it to incur costs that it determines are likely to be paid by it out of its own funds and are not likely to be reimbursed to it.

SECTION 6.13. Waiver of Past Defaults.

The holders of a majority in principal amount of the Outstanding Securities of each series may, on behalf of the holders of all the Securities, waive any past default hereunder and its consequences, except a default

(1) in the payment of the principal of, premium, if any, or any interest on any Security; or

(2) in respect of a covenant or provision hereof that pursuant to Article 10 cannot be modified or amended without the consent of the holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.14. Undertaking for Costs.

All parties to this Indenture agree, and each holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any holder of any Securities for the enforcement of the payment of the principal of, premium, if any, or any interest on any Security on or after the respective stated maturities expressed in such Security (or, in the case of redemption, on or after the redemption date, except, in the case of a partial redemption, with respect to the portion not so redeemed).

SECTION 6.15. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension laws wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

CONCERNING THE TRUSTEE

SECTION 7.01. Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default of a particular series and after the curing of all Events of Default of such series which may have occurred, undertakes to perform such duties and only such duties with respect to such series as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee and in the absence of willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein nor shall the Trustee have any responsibility or liability for any information set forth therein).

(b) In case an Event of Default with respect to a particular series has occurred (which has not been cured) of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise with respect to such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) prior to the occurrence of an Event of Default with respect to a particular series and after the curing of all Events of Default with respect to such series which may have occurred, the duties and obligations of the Trustee with respect to such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Securities pursuant to Section 6.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) No provision of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.02. Reliance on Documents, Opinions, etc.

Subject to the provisions of Section 7.01:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) before the Trustee acts or refrains from acting, it shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company; and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of willful misconduct on its part, conclusively rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of any Securities pursuant to the provisions of this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred therein or thereby;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(h) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(i) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of such act.

(j) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Securities of any series unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such a Default is received by a Responsible Officer of the Trustee at the office of the Trustee, and such notice references such Securities and this Indenture and states that it is a notice of Default.

(k) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in its capacities as paying agent and Securities Registrar hereunder.

(o) Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities.

(p) The Trustee shall not be liable or responsible for any action or inaction of the Common Depositary, the U.S. Depositary or any other clearinghouse or depositary.

(q) The Trustee shall have no obligation to undertake any calculation hereunder or have any liability for any calculation performed in connection herewith or the transactions contemplated hereunder.

SECTION 7.03. No Responsibility for Recitals, etc.

The recitals contained herein and in the Securities, other than the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, provided that the Trustee shall not be relieved of its duty to authenticate Securities only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof and it shall not be responsible for any statement of the Company in this Indenture, in the Securities, or in any document executed in connection with the sale of the Securities.

SECTION 7.04. Ownership of Securities.

The Trustee, any authenticating agent, any paying agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, authenticating agent, paying agent, Security Registrar or such other agent of the Company or of the Trustee.

SECTION 7.05. Moneys to be Held in Trust.

Subject to the provisions of Section 12.04 hereof, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

SECTION 7.06. Compensation and Expenses of Trustee.

The Company covenants and agrees to pay to the Trustee (acting in any capacity hereunder) from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which to the extent permitted by law shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee (acting in any capacity hereunder) forthwith upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct. If any property other than cash shall at any time be subject to the Lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such Lien, shall be entitled to make and to be reimbursed for, advances for the purpose of preserving such property or of discharging tax Liens or other prior Liens or encumbrances thereon. The Company also covenants to indemnify the Trustee (acting in any capacity hereunder) for, and to hold it harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured or determined by, the income of the Trustee) incurred without gross negligence or willful misconduct on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability. The obligations of the Company under this Section shall constitute additional Indebtedness hereunder. Such additional Indebtedness shall be secured by a Lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

To secure the Company’s obligations under this Section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and interest, if any, on particular Securities.

The Company’s payment obligations hereunder and the rights, protections and indemnities afforded to the Trustee under this Article VII shall survive the satisfaction or discharge of this Indenture or the resignation or removal of the Trustee. When the Trustee incurs expenses or renders services after an Event of Default, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

SECTION 7.07. Officer’s Certificate as Evidence.

Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08. Disqualifications; Conflicting Interest of Trustee.

(a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall, within 90 days after ascertaining that it has such conflicting interest, and if an Event of Default as defined in subsection (c) of this Section to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, either eliminate such conflicting interest or resign in the manner and with the effect specified in Section 7.10.

(b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section, the Trustee shall, within ten days after the expiration of such 90- day period, transmit notice of such failure in the manner and to the extent set forth in Section 5.04(c), to all securityholders of the series affected by the conflicting interest.

(c) For the purposes of this Section the Trustee shall be deemed to have a conflicting interest with respect to a particular series if such Securities are in default and:

(1) the Trustee is trustee under this Indenture with respect to the outstanding Securities of any other series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture; provided that there shall be excluded from the operation of this paragraph (A) this Indenture with respect to any other series, and (B) any other indenture or indentures under which other securities, or certificates of interest or participation in other securities of the Company are outstanding if

(i) [reserved], or

(ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to such particular series and such other series or under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to such particular series and such other series or under this Indenture and such other indenture or indentures;

(2) the Trustee or any of its directors or executive officers is an underwriter for an obligor upon the Securities of any series issued under this Indenture;

(3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

(4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director or an executive officer or both of the Trustee and a director or an executive officer or both of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer or both of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection (c), to act as trustee, whether under an indenture or otherwise;

(5) 10% or more of the voting securities of the Trustee are beneficially owned either by the Company or by any director, partner, or executive officer thereof, or 20% or more of such voting securities are beneficially owned, collectively, by any two or more of such persons, or 10% or more of the voting securities of the Trustee are beneficially owned either by an underwriter for the Company or by any director, partner, or executive officer thereof, or are beneficially owned, collectively, by any two or more such persons;

(6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (A) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company, not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) 10% or more of any class of security of an underwriter for the Company;

(7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

(8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or

(9) the Trustee owns on the date of default as defined in subsection (c) of this Section or any anniversary of such default while such default remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of not more than two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such default and annually in each succeeding year that the Securities of any series hereunder remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of principal of or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (c); or

(10) except under the circumstances described in Section 7.13, the Trustee shall be or shall become a creditor of the Company.

The specification of percentages in paragraphs (5) to (9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) or this subsection (c).

For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (c) only, (A) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of Indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of Indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for any obligation which is not in default as defined in clause (B) above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

(d) For the purposes of this Section:

(1) The term “underwriter” when used with reference to the Company shall mean every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or has sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.

(2) The term “director” shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

(3) The term “person” shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term “trust” shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

(4) The term “voting security” shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security currently are entitled to vote in the direction or management of the affairs of a person.

(5) The term “Company” shall mean any obligor upon the Securities.

(6) The term “executive officer” shall mean the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated but shall not include the chairman of the board of directors.

(7) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

(i) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(ii) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(iii) The term “amount”, when used in regard to securities, means the principal amount if relating to evidences of Indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

(iv) The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(A) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(B) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(C) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

(D) securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(v) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that in the case of secured evidences of Indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of Indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

(e) Except in the case of a default in the payment of the principal of or interest on any Securities of any series, or in the payment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided by subsection (c) of this Section if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that (i) such default may be cured or waived during a reasonable period and under the procedures described in such application, and (ii) a stay of the Trustee’s duty to resign will not be inconsistent with the interests of the holders of the Securities of any series issued hereunder. The filing of such an application shall automatically stay the performance of the duty to resign until such Commission orders otherwise. Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such successor’s acceptance of such appointment as provided in Section 7.11.

SECTION 7.09. Eligibility of Trustee.

There shall at all times be a Trustee hereunder which shall be a corporation, national association or other type of legal entity organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers, (b) is subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, (c) shall have at all times a combined capital and surplus of not less than $50,000,000 and (d) shall not be the Company or any person directly or indirectly controlling, controlled by, or under common control with the Company. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10. Resignation or Removal of Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series by giving written notice of resignation to the Company. Upon receiving such notice of resignation the Company shall promptly appoint a successor trustee with respect to the applicable series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.08 with respect to any series of Securities after written request therefor by the Company or by any securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months, or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such securityholder, or

(3) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.14, any securityholder of such series who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Securities of all series (voting as one class) at the time Outstanding may upon 30 day’s written notice remove the Trustee with respect to Securities of all series and appoint a successor trustee with respect to the Securities of all series.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon the appointment of a successor trustee and the acceptance of appointment by the successor trustee as provided in Section 7.11.

SECTION 7.11. Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the predecessor trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the predecessor trustee. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee, including the initial Trustee, ceasing to act shall, nevertheless, retain a Lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06. The retiring or removed Trustee shall have no responsibility or liability for the action or inaction of any successor Trustee.

In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver a supplemental indenture hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified and eligible under the provisions of this Article 7.

Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all holders of Securities of any applicable series as the names and addresses of such holders shall appear on the registry books. If the Company fails to mail such notice in the prescribed manner within ten days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be so mailed at the expense of the Company.

SECTION 7.12. Successor by Merger, etc.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified and eligible under the provisions of this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.13. Limitations on Rights of Trustee as Creditor.

(a) Subject to the provisions of subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or of any other obligor on the Securities within three months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Securities and the holders of other indenture securities (as defined in subsection (c) of this Section):

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

(3) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law;

(4) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months’ period;

(5) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within three months; or

(6) to receive payment on any claims referred to in paragraph (4) or (5), against the release of any property held as security for such claim as provided in such paragraph (4) or (5), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (4), (5) and (6), property substituted after the beginning of such three months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre- existing claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the securityholders and the holders of other indenture securities in such manner that the Trustee, the securityholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the securityholders and the holders of other indenture securities, dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, but after crediting thereon receipts on account of the Indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term

“dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the securityholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee who has resigned or been removed after the beginning of such three months’ period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months’ period it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

(i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three months’ period; and

(ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from:

(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the Lien of this Indenture or of discharging tax Liens or other prior Liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the securityholders at the time and in the manner provided in this Indenture;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an Indebtedness created as a result of services rendered or premises rented; or an Indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section;

(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances, or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section.

(c) As used in this Section:

(1) The term “default” shall mean any failure to make payment in full of the principal of or interest upon any of the Securities or the other indenture securities when and as such principal or interest becomes due and payable.

(2) The term “other indenture securities” shall mean securities upon which the Company is an obligor outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of subsection (a) of this Section, and (C) under which a default exists at the time of the apportionment of the funds and property held in the special account referred to in such subsection (a).

(3) The term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

(4) The term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purposes of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a Lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relation-ship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

(5) The term “Company” shall mean any obligor upon the Securities.

SECTION 7.14. Notice of Default.

Within 10 days after the occurrence of any default on a series of Securities hereunder actually known to a Responsible Officer of the Trustee, the Trustee shall transmit to all securityholders of that series, in the manner and to the extent provided in Section 15.04, notice of such default hereunder actually known to the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of or interest on any Security or on the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the securityholders; and provided, further, that in the case of any default of the character specified in Sections 6.01(d) or (e) no such notice to securityholders shall be given until at least 30 days after the occurrence thereof.

SECTION 7.15. Appointment of Authenticating Agent.

The Trustee may appoint an authenticating agent or agents (which may be an affiliate or affiliates of the Company) with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.09, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers or to otherwise act as authenticating agent, (b) is subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, and (c) shall have at all times a combined capital and surplus of not less than $50,000,000. If such authenticating agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such authenticating agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section, such authenticating agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such authenticating agent, shall continue to be an authenticating agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

An authenticating agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an authenticating agent by giving written notice thereof to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor authenticating agent which shall be acceptable to the Company and shall promptly give notice of such appointment to all holders of Securities in the manner and to the extent provided in Section 15.04. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 7.06.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

If all of the Securities of a series may not be originally issued at one time, and the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing, shall appoint in accordance with this Section an authenticating agent (which, if so requested by the Company, shall be such affiliate of the Company) having an office in a Place of Payment designated by the Company with respect to such series of Securities, provided that the terms and conditions of such appointment are acceptable to the Trustee.

ARTICLE 8

CONCERNING THE SECURITYHOLDERS

SECTION 8.01. Action by Securityholders.

Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any authorization, notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by securityholders in person or by agent or proxy appointed in writing.

In determining whether the holders of a specified percentage in aggregate principal amount of the Securities of any or all series have taken any action (including the making of any demand or request, the giving of any authorization, direction, notice, consent or waiver or the taking of any other action), (i) the principal amount of any Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable upon an Event of Default pursuant to the terms of such Original Issue Discount Security at the time the taking of such of such action is evidenced to the Trustee, and (ii) the principal amount of a Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Security in accordance with Section 2.03(b) hereof, of the principal amount of such Security.

SECTION 8.02. Proof of Execution by Securityholders.

Subject to the provisions of Sections 7.01, 7.02 and 9.05, proof of the execution of any instrument by a securityholder or its agent or proxy, or of the holding by any person of a Security, shall be sufficient and conclusive in favor of the Trustee and the Company if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

The principal amount and serial numbers of Registered Securities held by any person, and the date of holding the same, shall be proved by the Security Register.

SECTION 8.03. Who Are Deemed Absolute Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may deem the person in whose name such Registered Security shall be registered upon the Security Register to be, and may treat him as, the absolute owner of such Registered Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment of or on account of the principal of (and premium, if any) and, subject to the provisions of Sections 2.05 and 2.07, any interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his or her order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Notwithstanding the foregoing, with respect to any temporary or permanent global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or of the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Common Depositary or a U.S. Depositary, as the case may be, or impair, as between a Common Depositary or a U.S. Depositary and holders of beneficial interests in any temporary or permanent global Security, as the case may be, the operation of customary practices governing the exercise of the rights of the Common Depositary or the U.S. Depositary as holder of such temporary or permanent global Security.

SECTION 8.04. Company-Owned Securities Disregarded.

In determining whether the holders of the required aggregate principal amount of Securities have provided any request, demand, authorization, notice, direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be afforded full protection to the Trustee.

SECTION 8.05. Revocation of Consents; Future Securityholders Bound.

At any time prior to the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security, the identifying number of which is shown by the evidence to be included in the Securities the holders of which have consented to such action, may, by filing written notice with the Trustee at its office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Security issued upon registration of transfer of or in exchange or substitution therefor in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities.

SECTION 8.06. Record Date.

The Company may, but shall not be obligated to, set a record date for purposes of determining the identity of holders of Securities of any series entitled to vote or consent to any action by vote or consent or to otherwise take any action under this Indenture authorized or permitted by Section 6.12 or Section 6.13 or otherwise under this Indenture. Such record date shall be the later of the date 20 days prior to the first solicitation of such consent or vote or other action or the date of the most recent list of holders of such Securities delivered to the principal corporate trust office of the Trustee pursuant to Section 5.01 prior to such solicitation. If such a record date is fixed, those persons who were holders of such Securities at the close of business on such record date shall be entitled to vote or consent or take such other action, or to revoke any such action, whether or not such persons continue to be holders after such record date, and for that purpose the Outstanding Securities shall be computed as of such record date.

ARTICLE 9

[RESERVED]

ARTICLE 10

SUPPLEMENTAL INDENTURES

SECTION 10.01. Supplemental Indentures without Consent of Securityholders.

Without the consent of any securityholders, the Company, the Subsidiary Guarantors and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to this Indenture with respect to the Securities for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency herein or in the Securities of any series, as evidenced to the Trustee in an Officer’s Certificate;

(b) to provide for the assumption by a Successor Company of the obligations of the Company or a successor corporation, limited liability company, partnership or similar entity, of the obligations of any Subsidiary Guarantor under the Indenture, the Securities of any series or a Subsidiary Guarantee, as applicable;

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(d) to add Subsidiary Guarantees with respect to the Securities of any series in accordance with this Indenture or to secure such Securities;

(e) to add to the covenants of the Company for the benefit of the holders of the Securities of any series or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(f) to make any change that does not adversely affect in any material respect the rights of any holder of the Securities of any series;

(g) to conform the text of the applicable supplemental indenture or this Indenture, the applicable Securities or any Subsidiary Guarantee to any provision of the “Description of the Notes” section of the applicable offering memorandum or prospectus supplement, as the case may be, to the extent that such provision in such “Description of the Notes” section was intended to be a verbatim recitation of a provision of the applicable supplemental indenture or Indenture, the applicable Securities or such Subsidiary Guarantee; or

(h) to make any amendment to the provisions of the Indenture relating to the transfer and legending of the applicable Securities; provided, however, that (1) compliance with the Indenture as so amended would not result in the applicable Securities being transferred in violation of the Securities Act or any other applicable securities law and (2) such amendment does not materially and adversely affect the rights of holders to transfer the applicable Securities.

The Trustee is hereby authorized to join with the Company and any Subsidiary Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. No supplemental indenture shall be effective as against the Trustee unless and until the Trustee has duly executed and delivered the same.

SECTION 10.02. Supplemental Indentures with Consent of Holders.

(a) With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority of the aggregate principal amount of the Securities of each series affected by such supplemental indenture or indentures at the time Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating (or waiving any past default or compliance with) any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Security then Outstanding and affected thereby,

(1) make any change in the percentage of the principal amount of any Securities required for amendments or waivers;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or change the Stated Maturity of any Security;

(4) reduce the amount payable upon the redemption of any Security or, in respect of an optional redemption, the times at which any Security may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;

(5) make any Security payable in money other than that stated in such Security;

(6) impair the right of any holder of any Securities to receive payment of principal of and interest on such holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Securities;

(7) after the time an offer to purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder; or

(8) make any change in the ranking or priority of any Security that would adversely affect the holders of the Security.

(b) Upon the request of the Company, accompanied by a copy of a Board Resolution certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

(c) It shall not be necessary for the consent of the securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d) Neither the Company nor any affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities unless such consideration is offered to all holders of such series of Securities and is paid to all such holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

(e) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Article 10, the Company shall provide notice, in the manner and to the extent provided in Section 15.04, setting forth in general terms the substance of such supplemental indenture, to all holders of Securities of each series so affected. Any failure of the Company so to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture and subject to the provisions in any supplemental indenture relating to the prospective application of such instrument, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities theretofore or thereafter authenticated and delivered hereunder shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be provided with and shall be fully protected in conclusively relying upon an Officer’s Certificate and Opinion of Counsel stating that any such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles. The Trustee shall also be entitled to request indemnity reasonably satisfactory to it in connection with signing an amendment, supplement or waiver or taking any action (or refraining from taking any action) thereunder or in connection therewith.

SECTION 10.04. Notation on Securities.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. New Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered, without charge to the securityholders, in exchange for the Securities of such series then Outstanding.

ARTICLE 11

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 11.01. Company May Consolidate, etc., on Certain Terms.

(a) The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless:

(1) the Company is the surviving Person or the resulting, surviving or transferee Person or lessee (the “Successor Company”) is a corporation, limited liability company, partnership or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) expressly assumes, by a supplemental indenture satisfactory to the Trustee, all the obligations of the Company under the Securities Outstanding and the Indenture;

(2) immediately after giving pro forma effect to such transaction or transactions (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this Section 11.01(a), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, the Company, and may exercise all of the rights and powers of the Company, under the Indenture. The Company will be relieved of all obligations and covenants under the Securities and the Indenture; provided that, in the case of a lease of all or substantially all of properties or assets of the Company, the Company will not be released from the obligation to pay the principal of and interest on such Securities.

(b) Except as set forth in a supplemental indenture hereto, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to any Person unless:

(1) such Subsidiary Guarantor is the surviving Person or the resulting, surviving or transferee Person or lessee is a corporation, limited liability company, partnership or similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the resulting, surviving or transferee Person (if not such Subsidiary) expressly assumes, by a supplemental indenture satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(2) immediately after giving pro forma effect to such transaction or transactions (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such guarantee agreement (if any) comply with the Indenture.

SECTION 11.02. Successor Company Substituted.

(a) In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the Successor Company, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall make available for delivery any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution thereof.

(b) In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 11.03. Opinion of Counsel and Officer’s Certificate to be Given Trustee.

The Trustee shall receive an Opinion of Counsel and Officer’s Certificate as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article 11 and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE 12

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 12.01. Discharge of Indenture.

If at any time:

(1) the Company shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09, and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03), or

(2) all such Securities of such series (i) shall have become due and payable, or (ii) are by their terms to become due and payable within one year or (i) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall irrevocably deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 12.04) sufficient to pay at maturity or upon redemption all Securities of such series, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities of such series at maturity or the redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to such series, then this Indenture shall cease to be of further effect with respect to the Securities of such series, and the Trustee, on demand of and at the cost and expense of the Company and subject to Section 15.05, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities of such series. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities of such series. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series or of all series, the obligations of the Company to the Trustee under Section 7.06 shall survive.

The Company will deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel which together shall state that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 12.02. Deposited Moneys to be Held in Trust by Trustee.

Subject to the provisions of the last paragraph of Section 4.03, all moneys deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the persons entitled thereto, of all sums due and to become due thereon for principal and interest (and premium, if any) for which payment of such money has been deposited with the Trustee.

SECTION 12.03. Paying Agent to Repay Moneys Held.

In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series and the payment of all amounts due to the Trustee under Section 7.06, all moneys with respect to such Securities then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 12.04. Return of Unclaimed Moneys.

Subject to applicable escheatment law, any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of (and premium, if any) or interest on any Security and not applied but remaining unclaimed for two years after the date upon which such principal (and premium, if any, on) or interest shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on demand, and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for any payment which such holder may be entitled to collect and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

ARTICLE 13

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 13.01. Indenture and Securities Solely Corporate Obligations.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any Indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

ARTICLE 14

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 14.01. Applicability of Article.

Unless, as specified pursuant to Section 2.03(b), provision is made that either or both of (a) defeasance of the Securities of a series under Section 14.02 and (b) covenant defeasance of the Securities of a series under Section 14.03 shall not apply to the Securities of a series, then the provisions of such Section 14.02 and Section 14.03, together with Sections 14.04 and 14.05, shall be applicable to the Outstanding Securities of all series upon compliance with the conditions set forth below in this Article 14.

SECTION 14.02. Defeasance and Discharge.

Subject to Section 14.05, the Company may cause itself to be discharged from its obligations with respect to the Outstanding Securities of any series, and each Subsidiary Guarantor (if any) will be discharged from its obligations under the applicable Subsidiary Guarantee, on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and each Subsidiary Guarantor (if any) shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments of the principal of and any premium and interest on such Securities when such payments are due, (B) the

Company’s (and the Subsidiary Guarantors’, if any) obligations with respect to such Securities under Sections 2.07, 2.08, 2.09, 4.02 and 4.03 and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and (D) this Article 14. Subject to compliance with this Article 14, defeasance with respect to the Securities of a series by the Company and the Subsidiary Guarantors is permitted under this Section 14.02 notwithstanding the prior exercise of its rights under Section 14.03 with respect to the Securities of such series. Following a defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default.

SECTION 14.03. Covenant Defeasance.

The Company may cause itself to be released from its obligations under any Sections applicable to Securities of a series that are determined pursuant to Section 2.03(b) to be subject to this provision with respect to the Outstanding Securities of such series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 14.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions precedent or, as specifically noted below, subsequent to application of either Section 14.02 or Section 14.03 to the Outstanding Securities of such series:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) the principal of and any premium and interest on the Outstanding Securities of such series to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the due dates thereof. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article 3 which shall be given effect in applying the foregoing. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt;

(2) No Default, or event which after notice or lapse of time, or both, would become a Default with respect to the Securities of such series, shall have happened and be continuing (A) on the date of such deposit or (B) insofar as subsections 6.01(a) and (b) are concerned, at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (B) is a condition subsequent and shall not be deemed satisfied until the expiration of such period);

(3) Such defeasance or covenant defeasance shall not (A) cause the Trustee for the Securities of such series to have a conflicting interest with respect to any securities of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(5) Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

(6) In the case of a defeasance under Section 14.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) In the case of covenant defeasance under Section 14.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(8) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 2.03(b); and

(9) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent and subsequent provided for in this Indenture relating to either the defeasance under Section 14.02 or the covenant defeasance under Section 14.03, as the case may be, have been complied with.

SECTION 14.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 14.04 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (but not including the Company acting as its own paying agent) as the Trustee may determine, to the holders of such Securities of all sums due and to become due thereon in respect of principal and any premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof.

Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

Anything herein to the contrary notwithstanding, if and to the extent the deposited money or U.S. Government Obligations (or the proceeds thereof) either (i) cannot be applied by the Trustee in accordance with this Section because of a court order or (ii) are for any reason insufficient in amount, then the Company’s obligations to pay principal of and any premium and interest on the Securities of such series shall be reinstated to the extent necessary to cover the deficiency on any due date for payment. In any such case, the Company’s interest in the deposited money and U.S. Government Obligations (and proceeds thereof) shall be reinstated to the extent the Company’s payment obligations are reinstated.

ARTICLE 15

MISCELLANEOUS PROVISIONS

SECTION 15.01. Benefits of Indenture Restricted to Parties and Securityholders.

Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and assigns and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and assigns and the holders of the Securities.

SECTION 15.02. Provisions Binding on Company’s Successors.

All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 15.03. Addresses for Notices, etc., to Company and Trustee.

Any notice or demand which by any provisions of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Company may be given or served by postage prepaid first class mail addressed (until another address is filed by the Company with the Trustee), as follows: The Chemours Company, 1007 Market Street, Wilmington, Delaware 19801, Attn: General Counsel. Any notice, direction, request or demand by any securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal corporate trust office of the Trustee as set forth in Section 4.02.

SECTION 15.04. Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice of holders of Securities of any event, such notice shall be sufficiently given to holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each holder of a Registered Security affected by such event, at the address of such holder as it appears in the Security Register, or by electronic delivery, as applicable, not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

In case by reason of the suspension of regular mail service or electronic delivery or by reason of any other cause it shall be impracticable to give such notice to holders of Registered Securities by mail or electronic delivery, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notice to such holders for every purpose hereunder. In any case where notice to holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a Registered Security shall affect the sufficiency of such notice with respect to other holders of Registered Securities.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 15.05. Evidence of Compliance with Conditions Precedent.

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each Officer’s Certificate and Opinion of Counsel provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 15.06. Legal Holidays.

In any case where the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Securities shall be a Saturday or Sunday or a legal holiday in New York, New York or Wilmington, Delaware or in such other place or places as the Company may designate pursuant to Section 4.02, or a day on which banking institutions in The City of New York or Wilmington, Delaware or in such other place or places are authorized by law or required by executive order to close, then payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 15.07. Concerning the Trust Indenture Act.

The Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture and the Securities.

SECTION 15.08. Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The Company agrees to assume all risks arising out of the use of using signatures by electronic methods to submit communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 15.09. Governing Law.

This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

SECTION 15.10. WAIVER OF JURY TRIAL.

EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS AMONG THE COMPANY AND THE TRUSTEE ONLY ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

SECTION 15.11. USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

SECTION 15.12. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Trustee, by its execution of this Indenture, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duty executed as of the day and year first above written.

THE CHEMOURS COMPANY

By:	/s/ Sameer Ralhan
Name: Sameer Ralhan
Title: Senior Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Annette Marsula
Name: Annette Marsula
Title: Vice President

[Signature Page to the Indenture]